EXHIBIT 23








INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the registration statement on Form S-8 of Acceptance Insurance Companies Inc. relating to the Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax Deferred Savings Plan of our report dated June 3, 1996, appearing in this Annual Report on Form 11-K of the Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax Deferred Savings Plan for the year ended December 31, 1995.





/s/ Pfeister & Associates

PFEISTER & ASSOCIATES


Omaha, Nebraska
June 27, 1996